UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant         ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCK CREEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCK CREEK PHARMACEUTICALS, INC.

2040 Whitfield Ave. - Suite 300
Sarasota, Florida 34243

[DATE]

Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to attend the Special Meeting of the Stockholders of Rock Creek Pharmaceuticals, Inc., to be held at ______________, on _________, __________, 201___, at ________, Eastern Time. The matters to be considered by the stockholders at the Special Meeting are described in detail in the accompanying materials. We encourage you to review these matters as described in the accompanying proxy statement.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON. Accordingly, we would appreciate your submitting your proxy as promptly as possible. You may vote via the Internet, or by telephone, as instructed on the accompanying proxy, or you may submit your vote (your proxy card) by mail. We encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. If you attend the Special Meeting, you may revoke your proxy and vote in person.

Sincerely,

/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board of Directors and
Chief Executive Officer

ROCK CREEK PHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON __________, __________, 201__

To the Stockholders of Rock Creek Pharmaceuticals, Inc.:

Notice is hereby given that a Special Meeting of stockholders of Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at _____________________, on _________, __________, 201___, at _______, Eastern Time (the “Special Meeting”). The matters to be considered by the stockholders at the Special Meeting are:

1.	The ratification and approval of the issuance of 1,644,500 shares of common stock and warrants to purchase up to 1,233,375 shares of common stock that were sold as units in a registered direct offering that closed on June 19, 2015 (the “Registered Direct Offering”);

2.	The approval of the potential issuance of common stock in accordance with Nasdaq Listing Rule 5635(d)(2) pursuant to the terms of our Senior Secured Convertible Notes; and

3.	Any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the accompanying proxy statement.

The Board of Directors has fixed the close of business on __________, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting. Consequently, only stockholders of record at the close of business on _____________, 2015 will be entitled to notice of and to vote at the Special Meeting; provided, however, that pursuant to the rules and regulations of The Nasdaq Stock Market, the shares of common stock issued in the Registered Direct Offering may not be voted, either in person or by proxy, on Proposals 1 and 2 above. It is important that your shares be represented at the Special Meeting regardless of the size of your holdings. Whether or not you plan to attend the Special Meeting in person, we would appreciate your submitting your proxy as promptly as possible. You may vote via the Internet, or by telephone, as instructed on the accompanying proxy, or you may submit your vote (your proxy card) by mail. We encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. If you attend the Special Meeting, you may revoke your proxy and vote in person.

FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED ROCK CREEK PHARMACEUTICALS COMMON STOCK AS OF __________, 2015. IN ORDER TO VOTE AT THE SPECIAL MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.

By Order of the Board of Directors,

/s/ Theodore Jenkins
Theodore Jenkins, Secretary
Sarasota, Florida
[DATE]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON ____________, 201___:

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To access the notice, proxy statement and form of proxy, please visit www.proxyvote.com.

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ROCK CREEK PHARMACEUTICALS, INC.

2040 WHITFIELD AVE.

SUITE 300

SARASOTA, FLORIDA 34243

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ____________, 201____

This proxy statement (“Proxy Statement”) and the proxy card and notice of Special Meeting are provided on behalf of the Board of Directors of Rock Creek Pharmaceuticals, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders to be held at _____________________, on _______, _______________, 20____ at _________, Eastern Time, and any adjournments or postponements thereof (the “Special Meeting”). “We,” “our,” “us,” “the Company,” “our Company” and “Rock Creek” each refer to Rock Creek Pharmaceuticals, Inc. and its consolidated subsidiaries. The mailing address of our principal executive office is 2040 Whitfield Ave., Suite 300, Sarasota, Florida 34243. The Proxy Statement, the proxy card and the notice of Special Meeting are first being made available to stockholders on or about __________, 2015, to holders of record as of ____________, 2015 of our common stock, par value $0.0001 per share, or “common stock.” The solicitation of proxies related to this Proxy Statement is made by and on behalf of our Board of Directors.

Matters to be Considered at the Special Meeting

The matters to be considered by our stockholders at the Special Meeting are as follows:

1.	The ratification and approval of the issuance of 1,644,500 shares of common stock and warrants to purchase up to 1,233,375 shares of common stock that were sold as units in the Registered Direct Offering;

2.	The approval of the potential issuance of common stock in accordance with Nasdaq Listing Rule 5635(d)(2) pursuant to the terms of our Senior Secured Convertible Notes; and

3.	Any other business that may properly come before the Special Meeting and any adjournment or postponement thereof.

As of the date hereof, management has no knowledge of any other business that will be presented for consideration at the Special Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth above.

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VOTING SECURITIES

Why is the Company Seeking Ratification and Approval for the Registered Direct Offering?

On July 16, 2015, we received a notice from The Nasdaq Stock Market (“Nasdaq”) notifying us that the Registered Direct Offering did not comply with Nasdaq Listing Rule 5635(d)(2), which requires stockholder approval prior to the issuance of common stock equal to 20% or more of the common stock (or 20% or more of the voting power) outstanding before the issuance for less than the greater of book or market value of the issuer’s common stock. On September 22, 2015, we received an additional notice from Nasdaq that trading of our common stock would be suspended on The Nasdaq Capital Market at the opening of business on October 1, 2015 based on our violation of Nasdaq Listing Rule 5550(b)(2), which requires us to maintain a minimum “Market Value of Listed Securities” of $35 million, and our inadvertent violation of Rule 5635(d)(2), described above.

We requested a hearing before a Nasdaq hearings panel, which occurred on October 29, 2015, in order to appeal Nasdaq’s determination to delist our common stock and present our plan to regain compliance with Nasdaq Listing Rules. As of November 2, 2015, we have not received a determination from the Nasdaq hearings panel. Our plan to regain compliance with Nasdaq Listing Rule 5635(d)(2) consists of seeking stockholder ratification and approval of the Registered Direct Offering at the Special Meeting. If stockholders do not ratify and approve the Registered Direct Offering, our common stock could be delisted from the Nasdaq Capital Market for failing to complete the steps outlined in our compliance plan.

For more information, see “Proposal 1: Ratification and Approval of the Issuance of 1,644,500 Shares of Common Stock and Warrants to Purchase up to 1,233,375 Shares of Common Stock in the Registered Direct Offering.”

Why is the Company Seeking Approval of the Potential Issuance of our Common Stock in accordance with Nasdaq Listing Rule 5635(d)(2) pursuant to the terms of our Senior Secured Convertible Notes?

After extensive efforts to raise capital, we believe the offer and sale of $20.0 million in aggregate principal amount of our Senior Secured Convertible Notes described in Proposal 2 (the “Convertible Note Offering”) is the only viable financing alternative available to us at this time. The Senior Secured Convertible Notes provide that we may not issue any shares of common stock upon conversion of such notes or otherwise if the issuance of such shares may violate the rules of Nasdaq or any subsequent stock exchange upon which our common stock trades. Nasdaq Listing Rule 5635(d)(2) requires stockholder approval prior to the issuance of common stock equal to 20% or more of the common stock (or 20% or more of the voting power) outstanding before the issuance for less than the greater of book or market value of the issuer’s common stock. Because conversion of all of the Senior Secured Convertible Notes, using the conversion rates applicable at closing, would exceed the 20% threshold described in Nasdaq Listing Rule 5635(d)(2), we agreed under the terms of the Convertible Note Offering to seek stockholder approval of the issuance of common stock pursuant to the Senior Secured Convertible Notes at a stockholder meeting to be held no later than January 4, 2016. If we do not obtain stockholder approval of such Proposal on or before January 4, 2016, we must hold a second stockholder meeting on or before April 4, 2016, to attempt to obtain such stockholder approval. If, despite our reasonable best efforts we do not obtain stockholder approval of such Proposal at such subsequent stockholder meeting, we will be required to hold stockholder meetings semi-annually thereafter until we obtain stockholder approval of the potential issuance of shares of our common stock pursuant to the terms of our Senior Secured Convertible Notes.

In addition, Nasdaq has informed us that it views the Convertible Note Offering and the Registered Direct Offering as a single transaction for purposes of Nasdaq Listing Rule 5635(d)(2). Based on this position, the 20% threshold described in Nasdaq Listing Rule 5635(d)(2) would be calculated based on the shares of our common stock outstanding immediately preceding the Registered Direct Offering, and the shares issued in the Registered Direct Offering would count against the 20% threshold applicable to the Senior Secured Convertible Notes. Therefore, based on Nasdaq’s position, we could not issue shares of our common stock upon conversion of the Senior Secured Convertible Notes unless and until we obtain the requisite stockholder approval. We have asked Nasdaq to further consider its position that the Convertible Note Offering and the Registered Direct Offering should be aggregated for purposes of Listing Rule 5635(d)(2), in light of the facts surrounding the two separate offerings. However, unless and until such time as Nasdaq changes its position, we may not issue shares of our common stock upon conversion of the Senior Secured Convertible Notes.

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As a result of the foregoing, we are seeking stockholder approval of our Proposal to issue shares of our common stock upon conversion of the Senior Secured Convertible Notes. If our stockholders do not approve the potential issuance of shares of our common stock pursuant to the terms of our Senior Secured Convertible Notes, we will be unable to make the amortization payments due under the notes in shares of our common stock, which will, in lieu of those shares, require that we make substantial cash payments to the holders of the notes. We do not have, and do not anticipate having, sufficient funds to make any substantial cash payments to the holders of the Senior Secured Convertible Notes.

For more information, see “Proposal 2: “Approval of the Potential Issuance of Common Stock in Accordance with Nasdaq Listing Rule 5635(d)(2) Pursuant to the Terms of our Senior Secured Convertible Notes.”

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the ratification and approval of the issuance of 1,644,500 shares of common stock and warrants to purchase up to 1,233,375 shares of common stock that were sold as units in the Registered Direct Offering; and

•	“FOR” the approval of the potential issuance of common stock in accordance with Nasdaq Listing Rule 5635(d)(2) pursuant to the terms of our Senior Secured Convertible Notes.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on _________, 2015 as the record date, or “Record Date,” for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, we had ____________ shares of common stock issued and outstanding and approximately ____ stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the Record Date will be entitled to one vote per share of common stock on any matter that may properly come before the Special Meeting and any adjournments or postponements of the Special Meeting.

Under Nasdaq Marketplace Rule 5635(e), at the Special Meeting, the affirmative vote of a majority of the votes cast on each of Proposal 1 and 2 is required for approval of such Proposals. Pursuant to the rules and regulations of the Nasdaq Capital Market, the holders of the 1,644,500 shares of common stock issued in the Registered Direct Offering are not entitled to vote those shares, either in person or by proxy, on either Proposal 1 or 2.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of a majority of the issued and outstanding shares of common stock of the Company entitled to vote at the Special Meeting shall constitute a quorum. If a quorum is not present at the Special Meeting, the Special Meeting will be adjourned or postponed to solicit additional proxies.

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Abstentions will be counted for purposes of calculating whether a quorum is present at the Special Meeting. Broker “non-votes” are not counted for purposes of calculating whether a quorum is present, as stockholders will not be voting on any routine matters.

If a quorum is present, Proposals 1 and 2 must be approved by the affirmative vote of a majority of the votes properly cast with respect to such Proposals at the Special Meeting.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are not deemed votes cast “For” or “Against” a given proposal, and therefore, are not included in the tabulation of the voting results. Thus, a broker non-vote or an abstention will not affect the outcome of a vote on Proposal 1 or 2.

Voting; Proxies; Revocation

Shares of our common stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting, and at any adjournments, continuations or postponements of the Special Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “FOR” each of the Proposals described herein. If other matters are properly presented at the Special Meeting or any adjournment or postponement of the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

The person who executes a proxy may revoke it at, or before, the Special Meeting by: (A) delivering to our Secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (B) duly executing, dating and delivering to our Secretary a subsequent proxy; or (C) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Rock Creek Pharmaceuticals, Inc., 2040 Whitfield Ave., Suite 300, Sarasota, Florida 34243, Attn: Corporate Secretary. If your shares of common stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Proxy Solicitation

We are soliciting proxies for the Special Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding common stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of our Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

We have engaged Morrow & Co., to act as our proxy solicitor in connection with the Proposals to be acted upon at our Special Meeting. Pursuant to our agreement with Morrow & Co., Morrow & Co. will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Special Meeting. For these services, we will pay a fee of approximately $8,500.00 plus disbursements.

The Solicitation Agent for the Special Meeting is:

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Morrow & Co., LLC

470 West Avenue – 3rd Floor

Stamford, CT 06902

Banks and brokerage Firms, please call (203) 658-9400

Stockholders, please call toll free (855) 231-8973

Business; Adjournments

We do not expect that any matter other than the Proposals presented in this Proxy Statement will be brought before the Special Meeting. However, if other matters are properly presented at the Special Meeting or any adjournment or postponement of the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If a quorum is not present at our Special Meeting, the Special Meeting may be adjourned or postponed until a quorum is present by the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Any business may be transacted at the adjourned meeting that might have been transacted at the Special Meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Special Meeting.

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PROPOSAL 1:

RATIFICATION AND APPROVAL OF THE ISSUANCE OF 1,644,500 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE UP TO 1,233,375 SHARES OF COMMON STOCK IN THE REGISTERED DIRECT OFFERING

Background and Reasons for the Registered Direct Offering

On June 16, 2015, we entered into a Securities Purchase Agreement with five institutional investors that provided for the issuance and sale of 1,644,500 shares of our common stock and warrants to purchase up to 1,223,375 shares of our common stock in the Registered Direct Offering. The shares of common stock and warrants were sold as units, each of which was comprised of one share of common stock and 0.75 warrants to acquire one share of common stock. The purchase price per unit in the offering was $2.25. The Registered Direct Offering closed on June 19, 2015, generating gross proceeds of $3.7 million.

As disclosed in our Form 10-Q for the quarter ended March 31, 2015, at the time of the Registered Direct Offering we did not have enough cash or other capital resources to sustain our operations beyond June 2015 based on our then current operating plan. We undertook the Registered Direct Offering to obtain necessary funding for our clinical development activities as well as for working capital and general corporate purposes.

Nasdaq Listing Rules

Because our common stock is traded on The Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d)(2). Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. In connection with the Registered Direct Offering, we intended to comply with Nasdaq Listing Rule 5635(d)(2) by following a Nasdaq policy which provides that warrants issued in a transaction will not be aggregated with the common stock issued in the same transaction if the warrants are not exercisable for at least six months following the closing and are not exercisable for less than the greater of book or market value. Although the warrants have an initial exercise price of greater than book or market value (an exercise price of $2.83 compared to a deemed fair market value of $2.80 per share) and are not exercisable until six months following their issuance, Nasdaq informed us on July 16, 2015, that the inclusion in the warrants of a price-protection provision requires aggregation of the warrants with the shares of common stock for purposes of Nasdaq Listing Rule 5635(d)(2). After giving effect to the aggregation of the warrants, Nasdaq concluded the Registered Direct Offering resulted in the potential issuance of 35% of the pre-transaction shares outstanding at a price less than the greater of book or market value, and, as a result, we inadvertently violated the shareholder approval requirement set forth in Nasdaq Listing Rule 5635(d)(2). Under applicable Nasdaq rules, we had 45 calendar days from July 16, 2015 to submit a plan to regain compliance with such listing requirement, which we submitted to Nasdaq on August 28, 2015.

We also received a notice from Nasdaq on March 23, 2015, that we failed to comply with Nasdaq Listing Rule 5550(b)(2), which requires us to maintain a minimum “Market Value of Listed Securities” of $35 million for continued listing on the Nasdaq Capital Market. On September 22, 2015, we received a notice from Nasdaq stating that, as a result of our failure to regain compliance with Listing Rule 5550(b)(2), our common stock is now subject to delisting from The Nasdaq Capital Market. The notice stated that our inadvertent violation of Nasdaq Rule 5635(d)(2), described above, serves as an additional basis for delisting. The notice further provided that, unless we requested an appeal of Nasdaq’s determination, trading of our common stock would be suspended at the opening of business on October 1, 2015. We requested a hearing before a Nasdaq hearings panel, which occurred on October 29, 2015. As of November 2, 2015 we have not received a determination from the Nasdaq hearings panel.

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Why We Need Stockholder Approval

The inclusion in the warrants of a price-protection provision required aggregation of the warrants with the shares of common stock issued in the Registered Direct Offering for purposes of Nasdaq Listing Rule 5635(d)(2), which resulted in the potential issuance of 35% of the pre-transaction shares outstanding at a price less than the greater of book or market value, and, as a result, we inadvertently violated the shareholder approval requirement set forth in Nasdaq Listing Rule 5635(d)(2).

Our plan to regain compliance with Listing Rule 5635(d)(2), which we presented at our October 29th Nasdaq hearing, consisted of seeking ratification and approval of the Registered Direct Offering from our stockholders at the Special Meeting. Accordingly, we are seeking stockholder ratification and approval of the Registered Direct Offering in order to regain compliance with Nasdaq Listing Rule 5635(d)(2). If stockholders do not ratify and approve the Registered Direct Offering, it is possible that our common stock will be delisted from The Nasdaq Capital Market for failing to complete the steps outlined in our plan to regain compliance.

Potential Effects of Approval or Non-Approval of this Proposal

Under the full-ratchet anti-dilution provision in the warrants, subject to certain exceptions, if we issue shares of our common stock at a price less than $2.83 per share during the six-month period following the closing of the Registered Direct Offering, then the exercise price of the warrants will be reduced to such lower price. As a result of the issuance of our Senior Secured Convertible Notes, as further described below, the full-ratchet anti-dilution provision in the warrants has resulted in the exercise price of the warrants being reduced to $0.66 per share. To the extent the warrants are exercised and the shares received upon exercise of the warrants are sold, our stock price could decrease due to the additional number of shares available in the market, and subsequent sales of those shares could encourage short sales by our stockholders and others, which could place further downward pressure on our stock price. We believe that the anti-dilution adjustment feature in the warrants is reasonable in light of market conditions. We also view the issuance of warrants in the Registered Direct Offering as beneficial to our stockholders as compared to the issuance of additional shares of our common stock because it did not result in any immediate dilution to our stockholders. The ratification and approval of this Proposal by our stockholders will have no effect on the anti-dilution provisions in the warrants or the ability of the warrant holders to exercise their warrants for shares of our common stock. Furthermore, if stockholders do not ratify and approve the Registered Direct Offering, it is possible that our common stock will be delisted from The Nasdaq Capital Market for failing to complete the steps outlined in our plan to regain compliance with Nasdaq Listing Rule 5635(d)(2).

Summary of the Registered Direct Offering

Below is a summary of the Registered Direct Offering. The following summary contains basic information about the Registered Direct Offering and is not a complete description thereof. Stockholders should read the Securities Purchase Agreement, the Placement Agent Agreement and the Form of Warrants and the other documents that are filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2015. Copies of these documents are also available from us upon request.

The Registered Direct Offering consisted of the issuance and sale by us of 1,644,500 shares of common stock and warrants to purchase up to 1,223,375 shares of common stock. The shares of common stock and warrants were sold as units for a purchase price per unit of $2.25. The units were not issued or certificated and the shares of common stock and warrants were immediately separable and were issued separately.

The following is a brief summary of the material terms of the warrants sold in the Registered Direct Offering and is subject in all respects to the provisions contained in the warrants:

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants initially was $2.83 per share. If we, at any time while the warrants are outstanding, pay a stock dividend on our common stock or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the warrants and the exercise price will be correspondingly adjusted to give the holder of the warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

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Exercisability. Holders may exercise the warrants beginning on the date that is six months after the date of original issuance and at any time up to the date that is 5 years from the initial date that the warrants become exercisable.

Cashless Exercise. If at any time during the warrant exercisability period the issuance of shares of our common stock upon exercise of the warrant is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) by having the holder surrendering the warrants to us, together with delivery to us of a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability. The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Extraordinary Transactions. If we (i) effect any merger or consolidation with or into another person, (ii) effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, with respect to holders of 50% or more of our outstanding common stock, (iv) we effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we consummate a stock sale or other business combination with respect to more than 50% of our outstanding shares of common stock, then the warrant will become the right thereafter to receive, upon exercise, the same amount and kind of securities, cash or property as the holder would have been entitled to receive upon the occurrence of such extraordinary transaction if it had been, immediately prior to such extraordinary transaction, the holder of the number of shares then issuable upon exercise in full of the relevant warrant in lieu of common stock.

Anti-Dilution Rights. For a period of six months following the issuance of the warrants, the warrants will contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. Under the full-ratchet anti-dilution provision, subject to certain exceptions, if we issue shares of our common stock at a price less than $2.83 per share during the six-month period following the closing of the Registered Direct Offering, then the exercise price of the warrants will be reduced to such lower price. As a result of the issuance of our Senior Secured Convertible Notes as further described below, the full-ratchet anti-dilution provision in the warrants has resulted in the exercise price of the warrants being reduced to $0.66 per share.

Limits on Exercise of Warrants. Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise.

Board Recommendation

Our Board of Directors believes the ratification and approval of the Registered Direct Offering by our stockholders is in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” PROPOSAL 1.

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PROPOSAL 2:

APPROVAL OF THE POTENTIAL ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(d)(2) PURSUANT TO THE TERMS OF OUR SENIOR SECURED CONVERTIBLE NOTES

Background and Reasons for the Convertible Note Offering

On October 14, 2015, we entered into a Securities Purchase Agreement and issued $20.0 million in aggregate principal amount of Senior Secured Convertible Notes in a private offering to two institutional investors (the “Convertible Note Offering”). The Convertible Note Offering closed on October 15, 2015. The Senior Secured Convertible Notes pay interest at a rate of 8.0% per annum and mature on October 15, 2018. We received $1.0 million in gross proceeds at closing and the remaining $19.0 million is held in restricted accounts and is generally to be disbursed to us as described below in the section entitled “— Summary of Terms and Conditions of Senior Secured Convertible Notes.”

As disclosed in our Form 10-Q for the quarter ended June 30, 2015, at the time of the Convertible Note Offering we did not have enough cash or other capital resources to sustain our operations beyond September 2015, based on our then current operating plan. If we did not raise sufficient funding, we could be forced to curtail clinical trials and product development activities. Our management team evaluated alternative financing options prior to issuing the Senior Secured Convertible Notes. Among other factors, our management team considered the certainty of obtaining the Senior Secured Convertible Note financing, the immediate need for additional capital to fund our operations, and the terms of the Convertible Note Offering as compared to other possible financing options. Our Board of Directors and management determined that issuing the Senior Secured Convertible Notes was in the best interests of the Company and its stockholders because the financing provided for ongoing funding of our drug development programs and our continuing working capital needs.

In connection with the Convertible Note Offering, we agreed to seek approval from our stockholders of the potential issuance of shares of our common stock upon conversion of the Senior Secured Convertible Notes (the “Convertible Note Stockholder Approval”) at a special meeting of stockholders to be held not later than January 4, 2016.

Nasdaq Listing Rules

Because our common stock is traded on The Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d)(2). Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

In addition, in connection with our application to list on The Nasdaq Capital Market, shares of our common stock issuable upon conversion of our Senior Secured Convertible Notes, Nasdaq informed us that it views our Convertible Note Offering and our Registered Direct Offering as a single transaction for purposes of determining compliance with Nasdaq Listing Rule 5635(d)(2). Based on this position, the 20% threshold described in Nasdaq Listing Rule 5635(d)(2) would be calculated based on the shares of our common stock outstanding immediately preceding the Registered Direct Offering, and the shares issued in the Registered Direct Offering would count against the 20% threshold applicable to the Senior Secured Convertible Notes. Therefore, based on Nasdaq’s position, we could not issue any shares of our common stock upon conversion of the Senior Secured Convertible Notes unless and until we obtain the requisite stockholder approval. We have asked Nasdaq to further consider its view that the Convertible Note Offering and the Registered Direct Offering should be aggregated for purposes of Listing Rule 5635(d)(2), in light of the facts surrounding the two separate offerings. However, unless and until such time as Nasdaq changes its position, we may not issue shares of our common stock upon conversion of the Senior Secured Convertible Notes until the Convertible Note Stockholder Approval is obtained.

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Why We Need Stockholder Approval

The Senior Secured Convertible Notes provide that we may not issue any shares of common stock upon conversion of such notes or otherwise if the issuance of such shares may violate the rules of Nasdaq or any subsequent stock exchange upon which our common stock trades. Because conversion of all of the Senior Secured Convertible Notes, using the conversion rates applicable at closing, would exceed the 20% threshold described in Nasdaq Listing Rule 5635(d)(2), we agreed under the terms of the Convertible Note Offering to seek the Convertible Note Stockholder Approval. In addition, based on Nasdaq’s position that our Convertible Note Offering and our Registered Direct Offering should be viewed as a single transaction for purposes of determining whether we have issued or potentially issued common stock exceeding the 20% threshold described in Nasdaq Listing Rule 5635(d)(2), we may not issue any shares of our common stock upon conversion of the Senior Secured Convertible Notes, until we obtain the Convertible Note Stockholder Approval. Therefore, we are seeking Convertible Note Stockholder Approval under this Proposal to issue shares of our common stock upon conversion of the Senior Secured Convertible Notes. If the Convertible Note Stockholder Approval is not obtained on or before January 4, 2016, the terms of the Convertible Note Offering require that we hold a second stockholder meeting on or before April 4, 2016, to attempt to obtain the Convertible Note Stockholder Approval. If, despite our reasonable best efforts the Convertible Note Stockholder Approval is not obtained after such subsequent stockholder meeting, we will be required to hold stockholder meetings semi-annually thereafter until such Convertible Note Stockholder Approval is obtained.

Potential Effects of Approval or Non-Approval of this Proposal

Potential Dilution and Anti-Takeover Effect of Approval

Subject to certain limitations, including applicable stock exchange rules, the Senior Secured Convertible Notes, including all accrued and unpaid interest and any applicable make-whole amount (which is the amount of interest that, but for the conversion, would have accrued with respect to the amount being converted at the interest rate for the period from such conversion date through the maturity date), are convertible into shares of our common stock at any time, in whole or part at the option of the holders, at an initial conversion price of $1.12, subject to adjustment for stock splits, stock dividends and the like. We cannot predict the market price of our common stock at any future date, and therefore, cannot predict the applicable prices at which the Senior Secured Convertible Notes may be converted. In addition, the Senior Secured Convertible Notes are subject to anti-dilution adjustment provisions which, if triggered, may require the issuance of additional shares upon conversion. Further, we have no control over whether the holders will exercise their right to convert their Senior Secured Convertible Notes. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of shares that may be issued under the Senior Secured Convertible Notes. However, by way of example, as of October, 23 2015, if all of the Senior Secured Convertible Notes were converted into shares of common stock at the initial fixed conversion price of $1.12, we would issue 17,888,889 shares of common stock, or 61.4% of our outstanding common stock as of October 23, 2015, or 62.2% of our outstanding common stock as of June 15, 2015, the date preceding the date we signed the agreement for the Registered Direct Offering.

The issuance of additional shares of our common stock to holders of the notes under the terms of the Convertible Note Offering may result in a significant increase in the number of shares of our common stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of common stock. Future issuances of securities under the Convertible Note Offering, if any, may cause a significant reduction in the percentage interests of our current stockholders in voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of common stock issued to holders of the Senior Secured Convertible Notes could cause the market price of our common stock to decline. In addition to the foregoing, the increase in the number of issued shares of common stock in connection with the Convertible Note Offering may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

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Potential Effects of Non-Approval

After extensive efforts to raise capital, we believe the Convertible Note Offering is the only viable financing alternative available to us at this time. If our stockholders do not approve this Proposal, we will not be able to issue shares of common stock to the holders of the Senior Secured Convertible Notes in connection with the Convertible Note Offering. As a result, we will be unable to make the amortization payments due under the notes in shares of our common stock, which will, in lieu of those shares, require that we make substantial cash payments to the holders of the notes. We do not have, and do not anticipate having, sufficient funds to make any substantial cash payments to the holders of the Senior Secured Convertible Notes.

Summary of Terms and Conditions of the Senior Secured Convertible Notes

Below is a summary of the terms and conditions of the Senior Secured Convertible Notes. The following summary contains basic information about the Senior Secured Convertible Notes and is not a complete description thereof. Stockholders should read the Securities Purchase Agreement, the Form of Note, the Registration Rights Agreement and the other documents filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2015. Copies of these documents are also available from us upon request.

Maturity. Unless earlier converted, repurchased or redeemed, the Senior Secured Convertible Notes will mature on October 15, 2018.

Interest. The Senior Secured Convertible Notes bear interest at a rate of 8.0% per annum (or 15% during an event of default). Interest on the Senior Secured Convertible Notes is payable in cash or common stock in arrears as provided below.

Ranking. The Senior Secured Convertible Notes rank senior to all outstanding and future indebtedness with the exception of certain permitted indebtedness. The Senior Secured Convertible Notes are secured by the cash held in the restricted accounts containing the proceeds of the Convertible Note Offering unless such funds are disbursed.

Payment of Proceeds. We received $1.0 million in gross proceeds at the closing of the Convertible Note Offering and the remaining $19.0 million is held in restricted accounts and is generally to be disbursed to us as follows:

•	$500,000 upon the filing of an initial registration statement covering the resale of shares of our common stock issuable pursuant to the terms of the Senior Secured Convertible Notes;

•	$1.0 million upon a public announcement by us that our initial Phase I clinical trial in the United Kingdom resulted in no safety concerns to enable us to continue clinical studies (which has already occurred and which amount has been released from the restricted accounts);

•	$2.0 million on the 30th trading day following the initial date that a resale registration statement with respect to the shares of our common stock issuable pursuant to the Senior Secured Convertible Notes is declared effective by the Securities and Exchange Commission; and

•	$1.0 million on the first trading day of each calendar month after the later of (i) the date on which we obtain stockholder approval of the Convertible Note Offering in compliance with Nasdaq Listing Rules and (ii) the 60th trading day after the earlier of (A) the effective date of a registration statement registering all the shares of our common stock issuable pursuant to the terms of the Senior Secured Convertible Notes and (B) the date on which all such shares are eligible to be sold without restriction pursuant to Rule 144.

Installment Payments. On each “Installment Date” below, we are required to pay the sum of (i) the lesser of (a) one-twentieth (1/20th) of the original outstanding principal amount of the Senior Secured Convertible Note and (b) the outstanding principal and (ii) all accrued and unpaid interest as of such Installment Date (including any late charge, make-whole amount, accelerated amount, and deferred amount due). On the maturity date, we are required to repay all outstanding principal and all accrued and unpaid interest. Payments are to be made on the following “Installment Dates”:

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•	the initial Installment Date will be the 26th trading day after the earlier of (i) the effective date of our initial registration statement covering the resale of the shares of common stock issuable pursuant to the terms of the Senior Secured Convertible Notes and (ii) December 14, 2015;

•	if the last trading day of the calendar month immediately following the initial Installment Date occurs less than 20 trading days after the initial Installment Date, the last trading day of the second calendar month immediately following the initial Installment Date, otherwise the last trading day of the calendar month immediately following the initial Installment Date; and, thereafter, the last trading date of each calendar month; and

•	the maturity date.

Interest on the Senior Secured Convertible Notes is to be paid monthly on the last trading day of each calendar month. Interest payments made on or after the initial Installment Date, but on or prior to the maturity date, shall be paid on each Installment Date, if any, in each calendar month.

Installment Payment Procedures. On each Installment Date we are required to pay to each holder the amount due on such date by (i) converting such amount into shares of our common stock (provided that there is no Equity Conditions Failure (as defined in the Senior Secured Convertible Notes), (ii) redeeming such amount in cash, or (iii) any combination thereof. The conversion price with respect to an installment payment shall be the lowest of (i) the then applicable fixed conversion price (currently $1.12) and (ii) 80% of the arithmetic average of the five lowest VWAPs of the common stock during the 40 consecutive trading days ending on the trading day immediately prior to the Installment Date. “VWAP” is, as of any date, the dollar volume weighted-average price of our common stock, as reported by Bloomberg, on our principal trading market. We must make an irrevocable election on the 26th trading day prior to each Installment Date indicating whether such installment payment will be in cash or common stock, or both, and the failure to make such election will be deemed to be an election to pay such amount by converting the entire amount into shares of common stock. The holders of the Senior Secured Convertible Notes have the right, after delivery of a notice to make an installment payment via a conversion, to elect to increase such installment payment up to five (5) times such scheduled payment amount and such amount shall be converted into shares of our common stock at the conversion price applicable to installment payments. The holders also may defer installment payments to any subsequent Installment Date.

Conversion Rights. The Senior Secured Convertible Notes are convertible as follows:

Fixed Price Conversion. The Senior Secured Convertible Notes, including all accrued and unpaid interest and late charges and any applicable make-whole amount, are convertible into shares of our common stock at any time, in whole or part at the option of the holders, at an initial fixed conversion price of $1.12. The make-whole amount is the amount of interest that, but for the conversion, would have accrued with respect to the amount being converted at the interest rate for the period from such conversion date through the maturity date. The conversion price is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, and similar transactions. Subject to certain exceptions, in the event that we issue or sell shares of common stock, rights to purchase shares of common stock, or securities convertible into or exercisable for shares of common stock for a price per share (or with a conversion or exercise price per share) that is less than the conversion price then in effect, the conversion price then in effect will be decreased to equal such lower price.

Alternate Price Conversion. A holder may, at any time, convert the Senior Secured Convertible Notes, including all accrued and unpaid interest and any applicable make-whole amount, into shares of our common stock at the alternate conversion price, which is equal to the lowest of (i) the fixed conversion price in effect or (ii) the lower of (A) 80% of the VWAP of our common stock as of the trading day immediately preceding the delivery of the applicable conversion notice, (B) 80% of the VWAP of our common stock as of the trading day of the delivery of the applicable conversion notice and (C) 80% of the arithmetic average of the five lowest VWAPs of our common stock during the 40 consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice, provided that the aggregate number of shares of common stock sold by a holder of Senior Secured Convertible Notes (or its affiliates) pursuant to such a conversion of notes on any trading day, may not exceed 25% of the aggregate daily share trading volume (as reported on Bloomberg) of our common stock as of such trading day.

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Mandatory Conversion. If, at any time, (i) the VWAP of our common stock exceeds $3.36, which is 300% of the initial fixed conversion price, (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for 90 consecutive trading days and (ii) no Equity Conditions Failure then exists, we may require a holder to convert all, or any part, of the Senior Secured Convertible Notes, including all accrued and unpaid interest and any applicable make-whole amount, into shares of our common stock at the fixed conversion price described above. We may exercise our right to require conversion of the Senior Secured Convertible Notes by providing irrevocable written notice to the holders within five trading days following the end of the 90-trading day measurement period. The notice will state the trading day selected by us for mandatory conversion, which shall be between 60 and 90 trading days following the notice date. We may only exercise our right to require mandatory conversion once during any six (6) -month calendar period. A mandatory conversion will be cancelled if (i) the closing sale price of our common stock falls below $3.36, as adjusted, or (ii) an Equity Conditions Failure occurs on any trading day from the beginning of the measurement period through the trading day immediately prior to the mandatory conversion date.

Conversion Limitation. The Senior Secured Convertible Notes provide that we may not issue any shares of common stock upon conversion or otherwise with respect to the notes if the issuance of such shares of common stock would violate the rules of Nasdaq or any subsequent stock exchange upon which our common stock trades, unless and until (i) we obtain the approval of our stockholders as required by applicable rules of Nasdaq or any subsequent stock exchange upon which our common stock trades or (ii) we obtain a written opinion from outside counsel that such approval is not required. If, after January 4, 2016, we may not issue shares of our common stock pursuant to the limitation described in the preceding sentence, we are required to pay cash in exchange for the cancellation of shares of our common stock not issuable pursuant to such limitation (when we would otherwise be required to issue shares of common stock) equal to the greater of (i) the greatest closing sale price of our common stock on any trading day during the period commencing on the conversion notice day and ending on the date payment is made or (ii) the price at which a holder purchased shares on the open market in order to deliver shares to a purchaser.

In addition, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to any shares of common stock with respect to the Senior Secured Convertible Notes if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock); provided, however, that the holder may not increase this limitation at any time in excess of 9.99%.

Optional Redemption. Provided that no Equity Conditions Failure exists, at any time after the earlier of (i) the first date on which a registration statement registering all the shares of our common stock issuable pursuant to the terms of the Senior Secured Convertible Notes is declared effective by the Securities and Exchange Commission or (ii) the first date on which all of the shares of common stock issuable pursuant to the terms of the Senior Secured Convertible Notes are eligible to be resold pursuant to Rule 144, we will have the right to redeem all, but not less than all, of the Senior Secured Convertible Notes. The redemption is required to be paid in cash at a price equal to the greater of (i) the sum of (A) 125% of the portion of the principal amount to be redeemed plus (B) accrued but unpaid interest thereon plus (C) late charges, if any, and (ii) the sum of (A) the product of (1) the number of shares of common stock issuable upon the conversion of the principal amount being redeemed multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding notice of such redemption and ending on the trading day immediately prior to the date we make the entire payment required to be made with respect to such optional redemption plus (B) accrued but unpaid interest thereon plus (C) late charges, if any.

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Covenants and Events of Default. The Senior Secured Convertible Notes contain customary terms and covenants and events of default, the occurrence of which trigger certain acceleration and redemption rights. The covenants in the Notes, include, among others, the timely payment of principal and interest, certain limitations on the incurrence of indebtedness, restrictions on the redemption of outstanding securities, the filing of a resale registration statement, seeking stockholder approval of the issuance of the Notes and the shares issuable pursuant thereto in compliance with Nasdaq Listing Rules, restrictions on the transfer of assets and restrictions on the existence of liens on our assets. contain customary terms and covenants and events of default. In addition, we are required to maintain financial covenants, including maintaining a cash balance of at least $500,000 and a cash burn of not more than $700,000 per month (increasing to $1.0 million per month following the effectiveness of the initial registration statement covering the resale of the shares of common stock issuable pursuant to the Senior Secured Convertible Notes). If an event of default occurs, a holder by notice to us may elect to require us to redeem all or a portion of the Senior Secured Convertible Notes held by such holder until the 20th trading day after the later of (i) the date the event of default is cured and (ii) the date such holder receives the required notice of the event of default from us. The redemption price is equal to greater of (i) 125% of the sum of (A) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (B) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the maturity date and (ii) the product of (A) the conversion rate then in effect multiplied by (B) the product of (I)125% multiplied by (II) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the event of default and ending on the date we pay the entire redemption price to the holder.

Fundamental Transactions. If we enter into any “Fundamental Transactions” as defined in the Senior Secured Convertible Notes (i.e., certain transactions involving a change of control), then each holder of a note will have the right to receive, upon conversion, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction had such holder’s Senior Secured Convertible Note been converted immediately prior to such Fundamental Transaction. In the event of a transaction involving a change of control, a holder may require us to redeem all or a portion of the Senior Secured Convertible Notes held by such holder in cash at a price equal to the greatest of (i) 125% of the sum of (A) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (B) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the maturity date, (ii) the product of (A) the amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the earlier to occur of (a) the consummation of the change of control and (b) the public announcement of such change of control and ending on the date the holder delivers a redemption notice to us by (II) the conversion price then in effect, and (iii) the product of (A) the amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of common stock to be paid to the holders of the shares of common stock upon consummation of such change of control divided by (II) the conversion price then in effect.

Certain Stockholder Rights for Holders of Convertible Notes. If we declare or make dividends or other distributions to holders of our common stock, then holders of Senior Secured Convertible Notes will be entitled to such dividends or distributions as if the holders had held the number of shares of common stock issuable upon complete conversion of their Senior Secured Convertible Notes (without taking into account any limitations or restrictions on convertibility) immediately prior to the record date for such dividend or distribution.

To the extent that a holder’s right to participate in any such dividend or distribution would result in the holder and its other attribution parties beneficially owning more than 4.99% of our outstanding shares (or 9.99% if the holder has previously provided us with the requisite notice), then the holder will not be entitled to participate in such dividend or distribution to such extent and the portion of such dividend or distribution will be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder and its other attribution parties exceeding the maximum percentage.

Subsequent Placements. If, during the period beginning on the closing date and ending on the second anniversary thereof, we offer, sell, grant any option to purchase, or otherwise dispose of any of our or our subsidiaries’ equity or equity equivalent securities (a “Subsequent Placement”), we must first notify each holder of the Senior Secured Convertible Notes of our intent to effect a Subsequent Placement.  If a holder of the notes wishes to review the details of a Subsequent Placement, we must provide such details to such holder along with an offer to issue and sell to or exchange with all such holders 35% of the securities being offered in the Subsequent Placement, initially allocated among such purchasers on a pro rata basis.

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Registration Rights. In connection with the Convertible Note Offering, we entered into a registration rights agreement under which we are required, on or before November 13, 2015, to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of our common stock issuable pursuant to the Senior Secured Convertible Notes and to use our reasonable best efforts to have that initial registration statement declared effective as soon as practicable (but in no event later than the earlier of (i) the 60th day after the closing (or the 90th day after the closing if the registration statement is subject to review by the Securities and Exchange Commission), and (ii) the 4th business day after the date we are notified by the Securities and Exchange Commission that the registration statement will not be reviewed or subject to further review). We will be subject to certain monetary penalties, as set forth in the registration rights agreement, if we fail to meet certain filing deadlines, effectiveness deadlines, maintenance requirements, and/or current public information requirements under the Registration Rights Agreement. In addition, the failure to have the registration statement declared effective in the timeframe described above is an event of default under the Senior Secured Convertible Notes.

Under the Registration Rights Agreement, we are required to seek to register for resale 300% of the maximum number of shares of common stock issuable pursuant to the Senior Secured Convertible Notes, assuming, among other things, that the notes are convertible at the alternate conversion price (described above) and that interest on the notes accrues through the second anniversary of the closing of the Convertible Note Offering.

Board Recommendation

Our Board of Directors believes the approval by our stockholders of the potential issuance of common stock in accordance with Nasdaq Listing Rule 5635(d)(2) pursuant to the terms of our Senior Secured Convertible Notes is in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of October 23, 2015, certain information with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. As of October 23, 2015, there were 11,243,723 shares of our common stock outstanding.

Name	Shares Beneficially Owned(1)	Percentage Owned(2)

Named Executive Officers

Michael J. Mullan(3)	74,376	0.7%

William L. McMahon (4)	—

Directors Who Are Not Named Executive Officers

Lee M. Canaan(5)	3,000

Scott P. Sensenbrenner(6)	3,000

Sunitha Chundru Samuel(7)	5,500

All Directors and Executive Officers as a Group (5 Persons)(8)	85,876	0.8%

Other Beneficial Owners of 5% or More of the Outstanding Common Stock of the Company

PV Partners LP(9)	428,868	3.8%

* Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above stockholders is c/o Rock Creek Pharmaceuticals, Inc., 2040 Whitfield Ave., Suite 300, Sarasota, Florida 34243.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of our common stock as of October 23, 2015.

(3)	Includes 40,000 shares that Dr. Mullan has the right to acquire upon exercise of stock options.

(4)	Mr. McMahon became an executive officer (Interim Chief Financial Officer and Treasurer) in August 2015 upon the resignation of Benjamin M. Dent as Chief Financial Officer, Vice President of Operations, Treasurer, and Secretary.

(5)	Ms. Canaan was granted a stock option for 2,000 shares upon her appointment to our Board of Directors on August 1, 2014. Half of the options vested on August 1, 2015 and the remaining options vest on August 1, 2016. She also received her Board of Directors anniversary grant of options to purchase 2,000 shares on August 1, 2015.

(6)	Mr. Sensenbrenner was granted a stock option for 2,000 shares upon his election to our Board of Directors at our 2013 annual meeting of stockholders. Half of the options vested on December 27, 2014 and the remaining options vest on December 27, 2015. He also received his Board of Directors anniversary grant of options to purchase 2,000 shares on December 27, 2014.

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(7)	Ms. Samuel was granted a stock option for 2,000 shares upon her appointment to our Board of Directors on April 20, 2015. Those option shares will vest in equal increments on April 20, 2016 and 2017.

(8)	Includes 46,000 shares of common stock that the directors and officers have the right to acquire upon the exercise of options.

(9)	Based on a Schedule 13G filed on February 13, 2015, includes 394,476 shares held by PV Partners LP and 34,392 shares held by Scott P. Peters RRA. Scott P. Peters is the General Partner of PV Partners LP and therefore may be deemed to have voting and dispositive power over the shares held by PV Partners LP. The address for this stockholder is 3 Harbor Drive, Suite 213, Sausalito, CA 94965.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 promulgated under the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to March 10, 2016. Accordingly, stockholder proposals must be received no later than November 13, 2015 for the purposes of Rule 14a-8. However, if the date of the 2016 Annual Meeting is changed by more than 30 days from the date of the 2015 Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials for the 2016 Annual Meeting.

Notice to us of a nomination for director or a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by us after January 27, 2016 and the proposal will not be brought before the meeting.

HOUSEHOLDING

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we send only one set of special meeting materials to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. We do not use householding for any other stockholder mailings.

If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the special meeting materials, or if you do not wish to participate in householding and prefer to receive separate copies of special meeting materials in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will promptly deliver a separate copy of the special meeting materials to you upon request. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the special meeting materials and you wish to receive only a single copy for your household in the future, please contact our mailing agent, Broadridge, at the telephone number or address indicated above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that our Company files with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, D.C. 20549. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information.

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Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our Company, without charge, a copy of our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, by written request addressed to Rock Creek Pharmaceuticals, Inc., 2040 Whitfield Ave., Suite 300, Sarasota, Florida 34243, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

You should rely only on the information contained in this document to vote your shares of common stock at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated [DATE]. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by us. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees for directors, for their expenses for sending proxy material to principals and obtaining their proxies. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies at a fee of $8,500, plus disbursements.

The Solicitation Agent for the Special Meeting is:

Morrow & Co., LLC

470 West Avenue – 3rd Floor

Stamford, CT 06902

Banks and brokerage Firms, please call (203) 658-9400

Stockholders, please call toll free (855) 231-8973

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[PRELIMINARY PROXY CARD]

ROCK CREEK PHARMACEUTICALS, INC. 2040 WHITFIELD AVENUE, SUITE 300 SARASOTA, FL 34243

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCK CREEK PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2.
	For	Against	Abstain

1. The ratification and approval of the issuance of 1,644,500 shares of common stock and warrants to purchase up to 1,233,375 shares of common stock that were sold as units in a registered direct offering that closed on June 19, 2015.	☐	☐	☐

2. The approval of the potential issuance of common stock in accordance with Nasdaq Listing Rule 5635(d)(2) pursuant to the terms of our Senior Secured Convertible Notes.	☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR Proposal 1 and and FOR Proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

[PRELIMINARY PROXY CARD]

ROCK CREEK PHARMACEUTICALS, INC.

Special Meeting of Stockholders

_________, 2015 at _________

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

This proxy is solicited on behalf of the Board of Directors of
Rock Creek Pharmaceuticals, Inc.

The stockholder(s) hereby appoint(s) Michael John Mullan and William L. McMahon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rock Creek Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at ____________ on __________, ___________, 201_ at the ____________________ and any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation.

Continued and to be signed on reverse side